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                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Regions Financial Corporation Profit Sharing Plan






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                                                                      Exhibit 23


Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Regions Financial Corporation Profit Sharing Plan of our report dated February 4, 1997, except for the last two paragraphs of Note Q as to which the date is March 13, 1997, with respect to the consolidated financial statements of Regions Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Birmingham Alabama
March 26, 1997